As filed with the Securities and Exchange Commission on September 21, 2001.

                                                      Registration No. 333-69688

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO.1
                                      TO
                                   FORM S-8

                      REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933


                            GIGA-TRONICS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)


           CALIFORNIA                                  94-2656341
  (State or Other Jurisdiction             (I.R.S. Employee Identification No.)
of Incorporation or Organization)

                             4650 NORRIS CANYON ROAD
                           SAN RAMON, CALIFORNIA 94583
                                 (925) 328-4650
               (Address, including ZIP Code and Telephone Number,
                        of Principal Executive Offices)

             GIGA-TRONICS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                              GEORGE H. BRUNS, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                            GIGA-TRONICS INCORPORATED
              4650 NORRIS CANYON ROAD, SAN RAMON, CALIFORNIA 94583
                     (Name and Address of Agent For Service)

                                 (925) 328-4650

          (Telephone Number, Including Area Code, of Agent For Service)

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement ("Registration Statement") is filed with reference to Form S-8, General Instructions, Paragraph E, in order to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the Registrant's Employee Stock Purchase Plan is effective. The Registrant hereby incorporates by reference its Registration Statement No. 333-34719 on Form S-8 filed August 29, 1997.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Not Applicable.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Not Applicable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         Not Applicable.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California on September 18, 2001.

                           GIGA-TRONICS, INCORPORATED


                                       By:      /s/ George H. Bruns, Jr.
                                          -------------------------------------
                                           George H. Bruns, Jr.
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS

         Each person whose individual signature appears below hereby authorizes and appoints GEORGE H. BRUNS, JR. and MARK H. COSMEZ, II, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all Registration Statements that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto and any registration statement relating to the same offering as this Registration in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, effective September 18, 2001.

SIGNATURE                             TITLE                                                 DATE
/s/  George H. Bruns, Jr.             Chief Executive Officer and Chairman of the Board     September 18, 2001
-------------------------
George H. Bruns, Jr.

/s/ Mark H. Cosmez, II                Vice President, Finance/ Chief Financial Officer      September 18, 2001
----------------------                (Principal Financial and Accounting Officer) and
Mark H. Cosmez, II                    Secretary

/s/ James A. Cole                     Director                                              September 18, 2001
-----------------
James A. Cole

/s/ William E. Wilson                 Director                                              September 18, 2001
---------------------
William E. Wilson

/s/ Robert C. Wilson                  Director                                              September 18, 2001
--------------------
Robert C. Wilson


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

                                  EXHIBIT INDEX

EXHIBIT NUMBER               EXHIBIT DESCRIPTION
5.1                          Opinion of McCutchen, Doyle, Brown & Enersen, LLP regarding the legality of the Common
                             Stock covered by this Registration Statement

23.1                         Consent of McCutchen, Doyle, Brown & Enersen, LLP (included in Exhibit 5.1)

23.2                         Consent of KPMG LLP

24                           Power of Attorney (contained on signature page hereto)

99.1                         Giga-tronics Incorporated Employee Stock Purchase Plan (incorporated by reference as
                             Exhibit 99.1 to Registrant's Registration Statement No. 333-34719 on Form S-8 filed
                             August 29, 1997)

99.2                         Amendment to Employee Stock Purchase Plan


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